Exhibit 99.1

Eastern Insurance Holdings, Inc.
Eastern Alliance Insurance Company
Allied Eastern Indemnity Company
Eastern Advantage Assurance Company
Eastern Life & Health Insurance Company
Employers Alliance, Inc.

DATE: April 21, 2008	FINANCIAL CONTACT:
Kevin Shook, Treasurer and Chief Financial Officer
(717) 735-1660
kshook@eains.com

FOR IMMEDIATE RELEASE	MARKETING CONTACT:
Bob Gilpin, Senior Vice President Marketing
(717) 239-1641
bgilpin@eains.com

EASTERN ALLIANCE INSURANCE GROUP AND

EASTERN LIFE AND HEALTH INSURANCE COMPANY

ANNOUNCE AFFIRMATION OF A- (EXCELLENT) A.M. BEST RATINGS

AND A POSITIVE OUTLOOK FOR EASTERN ALLIANCE INSURANCE GROUP

(Lancaster, PA) – Eastern Insurance Holdings, Inc. (“EIHI”) (Nasdaq: EIHI) today announced that A.M. Best Co. has affirmed it’s A- (Excellent) financial strength ratings of EIHI members Eastern Alliance Insurance Group (“EAIG”) and Eastern Life and Health Insurance Company (“ELH”) and upgraded the outlook for EAIG to positive. EAIG is a domestic casualty insurance group specializing in workers’ compensation. A.M. Best reaffirmed a stable outlook for ELH, a domestic life and health insurance company.

Bruce Eckert, Chief Executive Officer of EIHI, stated “A.M. Best’s affirmation of these A- ratings confirms our ability to successfully compete for additional customers in our existing market place. We are extremely pleased with the upgrade of EAIG’s outlook to positive, in recognition of our continuing excellent operational and financial results.”

In its news release affirming the A- rating, A.M. Best recognized EAIG’s “strong operating results, excellent capitalization and diversified organizational structure.” A.M. Best additionally highlighted EAIG’s “cultivation of a loyal agency base” and its “five-year average

The Eastern Alliance Insurance Building · 25 Race Avenue · P.O. Box 83777 · Lancaster, PA 17608-3777

888.654.7100 · Fax 717.399.3781 · www.easterninsuranceholdings.com · www.eains.com · www.elhins.com

April 21, 2008	A.M. Best A- Ratings Affirmed for EAIG and ELH Page 2

combined ratio, which remains well below the workers’ compensation average.” The positive outlook “reflects the strong operating results, focused underwriting initiatives and aggressive claims closures.”

EAIG consists of Eastern Alliance Insurance Company, Allied Eastern Indemnity Company and Eastern Advantage Assurance Company, which operate under an intercompany pooling agreement.

A.M. Best reaffirmed the A- financial strength rating of ELH, noting that ELH “maintains a very strong level of risk-based capital,” and has improved its “loss ratios across its core business lines.” A.M. Best additionally noted that ELH “continues to make progress towards its goal to cross sell products within the other distribution channels” of holding company, EIHI.

EIHI, EAIG and ELH are all domiciled in Lancaster, Pennsylvania.

Founded in 1997, EAIG specializes in providing workers’ compensation products and services to businesses and self-insured clients in the Mid-Atlantic and Southeast. EAIG distributes its products through independent insurance agencies. EAIG’s Web address is www.eains.com.

Founded in 1910, ELH provides group life, dental and disability insurance to customers in 16 states. ELH is licensed in 41 jurisdictions and markets and distributes its products through independent general agencies. The company’s Web address is www.elhins.com.

Organized in 2006, EIHI operates through its subsidiaries a domestic casualty insurance group specializing in workers’ compensation, a domestic accident and life insurance company, an offshore specialty reinsurance company and a third-party claims administration company. The company’s Web address is www.easterninsuranceholdings.com.

April 21, 2008	A.M. Best A- Ratings Affirmed for EAIG and ELH Page 3

FORWARD LOOKING STATEMENTS

In addition to historical information this press release may contain “forward-looking statements” that are made in good faith by EIHI pursuant to the “safe harbor” provisions of the private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to strategies, goals, beliefs, expectations, intentions, results of operations, future performance and business of EIHI. Numerous competitive, economic, regulatory, legal, technological and other factors could cause financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. EIHI cautions that the foregoing factors are not all inclusive. EIHI does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the company. This press release also does not constitute an offer to sell, or a solicitation of an offer to buy, EIHI securities. Such an offer will be made only by means of a prospectus.

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